UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Tortoise Pipeline & Energy Fund, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	811-22585	45-2785066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 College Boulevard, Suite 100A
Overland Park, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 913 981-1020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On May 29, 2024, Jennifer Paquette, a director of Tortoise Pipeline & Energy Fund, Inc. (the “Company”), notified the Company of her decision not to stand for reelection when her current term expires at the Company’s 2024 Annual Meeting of Stockholders.  Ms. Paquette advised the Company that her decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices or with other members of the Company’s Board of Directors.

Additionally, effective June 3, 2024, the Board of Directors of the Company appointed Matthew Sallee to succeed Courtney Gengler as Chief Executive Officer of the Company, effective as of the close of business on June 7, 2024.  The appointment was made in connection with the departure of Ms. Gengler, who is leaving Tortoise Capital Advisors, L.L.C. (the “Adviser”) to pursue other opportunities effective as of the close of business on June 7, 2024.

Mr. Sallee, age 45, will continue in his current position as Managing Director of the Adviser.  As discussed in greater detail in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders, prior to his appointment as Chief Executive Officer, Mr. Sallee served in a number of other roles for the Adviser since 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tortoise Pipeline & Energy Fund, Inc.

Date:	June 3, 2024	By:	/s/ Courtney Gengler
Courtney Gengler
Chief Executive Officer